EXHIBIT 10.1
                               ------------


          FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT


        THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the "Fourth Amendment") is made and entered into as of this 20th day of October, 1997, by and among DVL, Inc., a Delaware corporation having an office at 24 River Road, Bogota, New Jersey 07603 (the "Borrower"), NPM Capital LLC, a Delaware limited liability company with an address c/o Pembroke Companies, Inc., 1400 Colorado Street, No. C, Boulder City, Nevada 89005 (the "Lender"), and Bridge Capital, LLC, a limited liability company organized under the laws of the State of Delaware having an office at 450 Park Avenue, New York, New York 10017 ("Bridge Capital Lender").
                           W I T N E S S E T H :
                           - - - - - - - - - -

        WHEREAS, Borrower and Lender are parties to an Amended and Restated Loan Agreement dated as of March 27, 1996, as amended by Amendments thereto dated as of July 10, 1996, September 27, 1996 and March 6, 1997 (the Amended and Restated Loan Agreement, as so amended, being referred to herein as the "Loan Agreement"), pursuant to which, among other things, Lender acquired approximately $7.5 million of outstanding indebtedness of Borrower and advanced additional sums to Borrower (the "Loan"); and
      WHEREAS, concurrently with the execution of the Loan Agreement, Borrower, NPO Management LLC, a Delaware limited liability company ("NPO; the Lender and NPO sometimes hereinafter collectively referred to as the "NPM Parties"), and certain other parties entered into an Asset Servicing Agreement (the "Servicing Agreement") pursuant to which, among other things, Borrower engaged NPO to assist Borrower to perform certain services with respect to the ownership, sale, financing and asset management of certain of Borrower's assets; and
        WHEREAS, Borrower's obligations to the NPM Parties arising out of and relating to the Loan Agreement and the Servicing Agreement, respectively, are, among other things, secured by the pledge by Borrower to the NPM Parties of certain of Borrower's assets, all as more specifically set forth in certain Security, Pledge and Guaranty Agreements and Stock Pledge and Guaranty Agreements entered into by Borrower and the NPM Parties concurrently with the execution of the Loan Agreement; and
        WHEREAS, Borrower is desirous of Bridge Capital Lender advancing up to $1,760,000 (the "Bridge Capital Loan") in order to finance Borrower's acquisition, together with related costs and expenses (the "Debt Tender Offer"), of Borrower's outstanding 10% Redeemable Promissory Notes due December 31, 2005 (the "Redeemable Notes"); and
        WHEREAS, Bridge Capital Lender desires to advance Borrower the Bridge Capital Loan in order to permit Borrower to pursue the Debt Tender Offer, all in accordance with the terms and conditions set forth herein; and
        WHEREAS, Borrower, NPM and Bridge Capital Lender desire to memorialize the Bridge Capital Loan by modifying the Loan Agreement to give effect to the Bridge Capital Loan as follows.
      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
        1. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.
                                         2

       2. The Loan Agreement is hereby amended to add the words "or Bridge Capital Lender, as the case may be," immediately after the term "Lender" and the words "or Bridge Capital Lender's, as the case may be," immediately after the term "Lender's" each time the terms "Lender" and "Lender's" appear throughout the Loan Agreement as follows:

        a. In Article 1, "Definitions", the amendment contemplated by this paragraph 2 shall be effective with respect to all defined terms other than
(i) A.I. Credit Loan Transfer Documents, (ii) Closing Date, (iii) Collateral Assignments, (iv) CRT Loan Transfer Documents, (v) Existing Lenders, (vi) Indebtedness, (vii) Lender, (viii) Lender Default, (ix) Lender Entities, (x) Lender Expenses, (xi) Lender Litigation Expenses, (xii) Lender Transaction Expenses, (xiii) Mortgage, (xiv) Security Agreement, (xv) Stock Pledge Agreement and (xvi) Westrock Loan Transfer Documents, each of which shall retain the definition given it in the Loan Agreement without giving effect to this Fourth Amendment.

        b. In Article 2, "Terms of Acquisition of Existing Loans...", the amendment contemplated by this paragraph 2 shall be effective only with respect to Sections 2.12, 2.14, 2.15 and 2.16. All other Sections of Article 2 shall remain as set forth currently in the Loan Agreement without giving effect to this Fourth Amendment.

        c.  The amendment contemplated by this paragraph 2 shall not affect
Article 3, "Conditions Precedent", of the Loan Agreement, which Article 3 shall remain as set forth currently in the Loan Agreement without giving effect to this Fourth Amendment.

      d. In Article 4, "Representations and Warranties", the amendment contemplated by this paragraph 2 shall be effective with respect to all Sections of Article 4 other than the preamble to Article 4 and Sections 4.26 and 4.29 thereto, which preamble and two Sections shall remain as set forth currently in the Loan Agreement without giving effect to this Fourth Amendment.

       e. In Article 5, "Financial Statements and Information", the amendment contemplated by this paragraph 2 shall be effective with respect to all Sections of Article 5.

        f. In Article 6, "Affirmative Covenants", the amendment contemplated by this paragraph 2 shall be effective with respect to all Sections of Article 6 other than Sections 6.14(b) and 6.18, which two Sections shall remain as set forth currently in the Loan Agreement without giving effect to this Fourth Amendment.

        g. In Article 7, "Negative Covenants", the amendment contemplated by this paragraph 2 shall be effective with respect to all Sections of Article 7.


                                         3

       h. In Article 8, "Events of Default...", the amendment contemplated by this paragraph 2 shall be effective with respect to all Sections of Article 8.

       i. In Article 9, "Miscellaneous", the amendment contemplated by this paragraph 2 shall be effective with respect to all Sections of Article 9 other than Sections 9.1(c), 9.1(d), 9.10, 9.12 and 9.16, which five Sections shall remain as set forth currently in the Loan Agreement without giving effect to this Fourth Amendment.

       3. The Loan Agreement is hereby amended by adding to Section 1 thereto the following defined terms:
      a. "Bridge Capital Lender" shall mean Bridge Capital, LLC, a Delaware limited liability company.

      b. "Bridge Capital Loan" shall mean that certain loan by Bridge Capital Lender to Borrower in the aggregate maximum principal amount of $1,760,000 being made in order to finance Borrower's acquisition, together with Borrower's costs and expenses related to said acquisition and the Bridge Capital Loan, of Borrower's Redeemable Notes pursuant to the Debt Tender Offer, all as contemplated by the Fourth Amendment.

      c. "Debt Tender Offer" shall mean Borrower's proposed offer to purchase any and all outstanding Redeemable Notes of Borrower, all as more fully set forth in the draft of Borrower's Offer to Purchase dated October 20, 1997, as such offer may be amended and modified from time to time.

    d. "Permitted Working Capital Advances" shall mean advances or other loans from time to time made by Lender to Borrower following the date hereof in the maximum aggregate principal amount of $300,000. All Permitted Working Capital Advances shall be on terms separately negotiated by Lender and Borrower.

    e. "Redeemable Notes" shall mean Borrower's 10% Redeemable Promissory Notes due December 31, 2005, together with all other promissory notes of Borrower issued in satisfaction of Borrower's interest obligations under such Redeemable Notes.

   f. "Subordination Agreement" shall mean that certain Subordination Agreement dated as of the date of this Fourth Amendment among Borrower, Lender, NPO and Bridge Capital Lender, as the same may be amended, modified or supplemented from time to time.
     4. The definition of "Loan Documents" set forth in Section 1 of the Loan Agreement is hereby further amended to read in its entirety as follows:

       "Loan Documents" shall mean the collective reference to this Agreement, as amended, the Note, the Second Note, the Bridge Capital Note, the Collateral Documents, the Subordination Agreement, any instrument or other


                                         4

document evidencing any Permitted Working Capital Advance and all other agreements, instruments, documents and certificates, including, without limitation, pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower or any of its Affiliates, or any employee of Borrower or any of its Affiliates, and delivered to Lender or Bridge Capital Lender in connection with this Agreement, as amended, the Note, the Second Note, the Bridge Capital Note, the Collateral Documents, the Subordination Agreement, any Permitted Working Capital Advance or the transactions contemplated hereby or thereby, together with all amendments, modifications and supplements to such Loan Documents."
        5. The definition of "Obligations" set forth in Section 1 of the Loan Agreement is hereby further amended to include within the definition of "Obligations" the indebtedness evidenced by the Bridge Capital Note and any Permitted Working Capital Advances.
        6. The definition of "Senior Debt" set forth in Section 1 of the Loan Agreement is hereby further amended to read in its entirety as follows:
        "'Senior Debt' shall mean the collective reference to all principal of, interest on, and all other amounts of any nature whatsoever owing in respect of, the Loan Documents and the Servicing Agreement, specifically excluding, however, obligations of Borrower arising under the Bridge Capital Note or the Fourth Amendment."
        7. The Loan Agreement is hereby amended by adding a new Section 2.17 thereto as follows:
        "2.17  BRIDGE CAPITAL LOAN.

        (a) Contemporaneously with the execution of this Fourth Amendment, Borrower is executing and delivering to Bridge Capital Lender a single promissory note evidencing the Bridge Capital Loan in the form attached to this Fourth Amendment as Exhibit A (the "Bridge Capital Note"). The original principal amount of the Bridge Capital Note shall be $1,760,000. All outstanding principal of, and then due accrued interest on, the Bridge Capital Note shall become due and payable in cash, without notice or demand, on September 30, 2002 or such earlier date pursuant to the terms of the Loan Agreement, subject, however, at all times, to the terms of the Subordination Agreement. Notwithstanding the foregoing, commencing with the date that is 30 months following the date of this Fourth Amendment, Borrower shall remit to Bridge Capital Lender, in the form of prepayments of principal under the Bridge Capital Note, 15% of all proceeds that, but for the provisions of this
Section 2.17, would otherwise have been remitted to either or both of the NPM Parties pursuant to this Loan Agreement as a consequence of the sale or other disposition by Borrower of any Primary Collateral (the "Prepayments"). All


                                        5
Prepayments shall be remitted to Bridge Capital Lender simultaneously with the delivery to either or both of the NPM Parties of their allocable share of the proceeds from the sale or other disposition of any Primary Collateral. Interest on the outstanding principal balance of the Bridge Capital Note shall accrue at the rate of 12% per annum on a year of 360 days for the actual number of days elapsed, and shall be payable annually on each anniversary of this Fourth Amendment (i) while obligations of Borrower remain outstanding to either of the NPM Parties, by the issuance of promissory notes of Borrower similar in form and substance, including interest rate and maturity date, to the Bridge Capital Note (the "PIK Notes"), except that the principal amount of such PIK Notes shall be the amount of accrued interest then payable, and
(ii) after all obligations of Borrower to either of the NPM Parties are satisfied, in cash directly from 100% of the proceeds then available to Borrower from the mortgage collateral held as security for the Senior Debt.

     (b) Borrower hereby acknowledges that (i) up to $1,700,000 of the principal amount of the Bridge Capital Loan is being made in order to facilitate Borrower's purchase of Redeemable Notes pursuant to the terms of the Debt Tender Offer and to fund Borrower's costs and expenses related to the purchase of said Notes and the Bridge Capital Loan and (ii) the remaining $60,000 principal amount of the Bridge Capital Loan represents the commitment fee payable by Borrower to Bridge Capital Lender concurrently with the execution of this Agreement, as further contemplated by subparagraph 7(g) below.

        (c) Bridge Capital Lender's maximum commitment pursuant to the Bridge Capital Loan shall be $1,760,000, to be advanced to Borrower from time to time as follows. Each advance under the Bridge Capital Loan shall be in an integral multiple of $1,000 and not less than $50,000. Each advance shall be made on written notice or telephonic notice from an authorized officer of Borrower to the person designated by Bridge Capital Lender prior to or on the day of borrowing, which shall be a business day, and shall be promptly confirmed by Bridge Capital Lender, and which shall include a certification as to (i) the principal amount of Redeemable Notes which have been properly tendered pursuant to the Debt Tender Offer and which Borrower intends to purchase with the proceeds of the requested portion of the Bridge Capital Loan and/or (ii) the costs and expenses related to the Debt Tender Offer or the Bridge Capital Loan which Borrower intends to pay with the requested portion of the Bridge Capital Loan. Each notice shall contain wire transfer instructions for the advance and otherwise specify the date and amount of such advance and confirm the outstanding principal balance of the Bridge Capital Loan subsequent to such advance and shall be effective upon receipt, provided that any notice received after 3:00 p.m., New York City time, may be deemed by Bridge Capital Lender, in its sole discretion, effective as of the next succeeding business day. Whenever any payment to be made under the Bridge Capital Note shall be stated to be due on a day which is not a business day, the day for such payment shall be extended to the next succeeding business day, and such extension of time shall be included in the computation of interest.





                                         6
      (d) Borrower shall have the right at any time, subject to the Subordination Agreement, to voluntarily prepay all or any portion of the Bridge Capital Note, without premium or penalty. Each prepayment shall be accompanied by the payment of accrued and unpaid interest on the amount being prepaid, through the date of prepayment. All prepayments shall be applied first to accrued and unpaid interest with the remainder applied to principal.

        (e) Borrower hereby acknowledges and agrees that concurrently with the execution of this Fourth Amendment and the delivery to Bridge Capital Lender of the Bridge Capital Note, Borrower, for the purpose of securing its obligations to Bridge Capital Lender under the Bridge Capital Note, has granted to Bridge Capital Lender a Lien covering all Collateral previously pledged by Borrower to the NPM Parties to secure Borrower's obligations to the NPM Parties pursuant to the Loan Agreement and the other Loan Documents and the Servicing Agreement. Notwithstanding anything to the contrary set forth in the Fourth Amendment or any other Loan Document or the Servicing Agreement, the Lien hereby granted to Bridge Capital shall, at all times, be subordinate to the Liens previously granted by Borrower to the NPM Parties pursuant to the Loan Agreement and the other Loan Documents and the Servicing Agreement, all in accordance with the Subordination Agreement, but otherwise senior to all other Liens which may be granted by Borrower with respect to the Collateral, except as set forth on Schedule A hereto. Borrower hereby covenants that it has obtained the written consent of the NPM Parties and any other relevant senior creditor to the granting to Bridge Capital Lender of the Lien contemplated by this subparagraph 7(e), subject, at all times, to the Subordination Agreement.

        (f) Notwithstanding anything to the contrary set forth in this Fourth Amendment or the other Loan Documents or the Servicing Agreement, simultaneously with the time that all obligations of Borrower owing to each of the NPM Parties pursuant to the Loan Agreement and the other Loan Documents and the Servicing Agreement (other than any obligations arising solely from the indemnification provisions set forth in the Servicing Agreement) are satisfied in their entirety, (i) Borrower shall execute and deliver all assignments, financing statements, mortgages, deeds of trust and any other documents reasonably requested by Bridge Capital Lender in order for Bridge Capital Lender to perfect its Lien with respect to the Collateral and (ii) each of the NPM Parties shall execute and deliver, without recourse and without representation or warranty (express or implied), all assignments to relevant financing statements, mortgages and deeds of trust previously filed by the NPM Parties with respect to the Collateral, all as may reasonably be requested by Bridge Capital Lender.

        (g) As further consideration for Bridge Capital Lender's making the Bridge Capital Loan to Borrower, Borrower hereby (i) pays to Bridge Capital Lender, in accordance with the terms of the Bridge Capital Note, a commitment fee in the amount of $60,000, such commitment fee being evidenced by a portion of the principal amount of the Bridge Capital Note, (ii) issues and delivers to Bridge Capital Lender a certificate representing 325,000 shares of Common Stock of Borrower (the "Shares"), and (iii) agrees to issue and deliver to Bridge Capital Lender, at the Expiration Date (as defined) of the Debt Tender Offer, a second certificate representing an additional number of shares of Common Stock of Borrower (the "Debt Tender Shares") equal to the product of

                                         7
(A) 328,000 MULTIPLIED BY (B) the fraction, the numerator of which shall be the aggregate principal amount of Redeemable Notes purchased by Borrower in the Debt Tender Offer (up to a maximum numerator of $3,998,000) and the denominator of which shall be $3,998,000. Borrower represents to Bridge Capital Lender that the issuance of the Shares and the Debt Tender Shares has been duly authorized by Borrower and that the Shares and Debt Tender Shares, when issued and delivered in accordance with the Fourth Amendment, will be validly issued, fully paid and non-assessable. Bridge Capital Lender represents to Borrower that it is acquiring the Shares and the Debt Tender Shares for its own account for investment, and not with a view to any distribution thereof. Bridge Capital Lender acknowledges that the certificates representing the Shares and the Debt Tender Shares will contain a legend restricting transfer thereof pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and that the Shares and the Debt Tender Shares may not be sold, transferred or otherwise disposed of unless pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom."
        8. Section 2.4 of the Loan Agreement is hereby further amended to read in its entirety as follows:
        "2.4 LOAN. The Senior Debt and all of the other obligations of Borrower arising under this Agreement, the Fourth Amendment, the Note, the Second Note, the Bridge Capital Note, any instruments or documents evidencing the Permitted Working Capital Advances and the other Loan Documents shall constitute general obligations and loans of Borrower secured by all of the Collateral."

        9. Section 2.12 of the Loan Agreement is hereby further amended to read in its entirety as follows:
        "2.12 NO ADVANCES. Except as set forth in SECTION 2.1.e of the Loan Agreement and Permitted Working Capital Advances, Borrower acknowledges and agrees that Lender or Bridge Capital Lender shall not be obligated to advance any additional funds under the Note, the Second Note, the Bridge Capital Note, the Loan Agreement, any of the other Loan Documents or otherwise."

       10. To induce Lender and Bridge Capital Lender to execute and deliver this Fourth Amendment, Borrower hereby makes the representations and warranties set forth in Sections 4.1 through 4.25, 4.27 and 4.28 and 4.30 through 4.38 of the Loan Agreement to Lender and Bridge Capital Lender, each and all of which shall be true and accurate in all material respects as of the date of execution and delivery of this Fourth Amendment, other than any inaccuracy that would not otherwise result in, or otherwise cause Borrower to
                                         8
experience, a Material Adverse Effect, and other than as set forth on the
Supplemental Schedule annexed hereto.   Notwithstanding the foregoing or
anything to the contrary set forth herein, the representations and warranties hereby being made by Borrower to Lender and Bridge Capital Lender shall specifically not include, and there shall be omitted from such representations and warranties, all references and information pertaining or otherwise relating to any of the real properties or related mortgages, notes, Affiliated Partnerships or Limited Partnership Interests set forth on Schedule B to this Fourth Amendment, each of which item of real property has been disposed by Borrower in the ordinary course of its business during the period commencing as of the date of the Loan Agreement (without giving effect to any amendments) and ending as of the date of this Fourth Amendment. Further, each of Lender and Bridge Capital Lender acknowledge and agree that the representations and warranties made by Borrower in this paragraph 10 do not cover the matters set forth in Sections 4.26 and 4.29 of the Loan Agreement, for which no representations or warranties are being made.
        11. Article 6 of the Loan Agreement, "Affirmative Covenants", is hereby further amended to provide that so long as any obligations of Borrower remain outstanding to either of the NPM Parties (other than obligations arising solely from the indemnification provisions set forth in of the Servicing Agreement), Lender shall have the sole right to take (or not take) any and all actions to be taken (or not taken) by either or both of Lender or Bridge Capital Lender or to give (or refuse) any and all consents to be given (or refused) by either or both of Lender or Bridge Capital Lender, pursuant



                                         9
to this Article 6, and such actions so taken (or not taken) or consents so given (or refused) by Lender shall be effective and binding upon Borrower as if both Lender and Bridge Capital Lender had so acted.
      12. Article 7 of the Loan Agreement, "Negative Covenants", is hereby further amended to provide that so long as any obligations of Borrower remain outstanding to either of the NPM Parties (other than obligations arising solely from the indemnification provisions set forth in the Servicing Agreement), Lender shall have the sole right to take (or not take) any and all actions to be taken (or not taken) by either or both of Lender or Bridge Capital Lender (or to give (or refuse) any and all consents to be given (or refused) by either or both of Lender or Bridge Capital Lender, pursuant to this Article 7, and such actions so taken (or not taken) or consents so given (or refused) by Lender shall be effective and binding upon Borrower as if both Lender and Bridge Capital Lender had so acted.
      13. Clause a.(ii) of Section 7.3 of the Loan Agreement is hereby further amended to read in its entirety as follows:
      "(ii) the Note, the Second Note, the Bridge Capital Note or any instrument or document evidencing any Permitted Working Capital Advance,"

        14. The first sentence of Section 7.5 of the Loan Agreement is hereby further amended to read in its entirety as follows:
        "Borrower shall not, and shall not permit any Subsidiary of Borrower to, issue or agree to issue any of their respective authorized but not outstanding shares of Stock (including treasury shares) except (a) the Shares,
(b) the Debt Tender Shares, and (c) as permitted by the Permitted Stockholder Documents."

      15. The first sentence of Section 7.16a. of the Loan Agreement is hereby further amended to read in its entirety as follows:
        "Borrower shall not, and shall not permit any of its Subsidiaries to, make any payments on, or with respect to any Restricted Debt, including any payments in redemption or repurchase thereof, except (i) as contemplated by


                                        10
the Debt Tender Offer and (ii) mandatory payments of principal, interest, fees and expenses required by the terms of the agreement governing or instrument evidencing such Indebtedness."

        16. Section 7.18 of the Loan Agreement is hereby further amended by adding a new sentence directly at the end of Section 7.18 as follows:
        "Notwithstanding anything in this Section 7.18 or elsewhere in the Loan Agreement to the contrary, the maximum amount of permitted Capital Expenditures during each calendar year of Borrower shall be increased from $10,000 per year to $25,000 per year commencing with the calendar year during which all obligations of Borrower to each of the NPM Parties (other than obligations arising solely from the indemnification provisions set forth in the Servicing Agreement) have been satisfied in full."

        17. Section 7.25 of the Loan Agreement is hereby further amended by adding a new sentence directly at the end of Section 7.25 as follows:
        "Notwithstanding anything in this Section 7.25 or elsewhere in the Loan Agreement to the contrary, the maximum aggregate compensation amount payable by Borrower and its Subsidiaries to their respective employees during each calendar year of Borrower commencing with the calendar year during which all obligations of Borrower to each of the NPM Parties (other than obligations arising solely from the indemnification provisions set forth in the Servicing Agreement) have been satisfied in full shall be $1,000,000 (exclusive of amounts payable under the Servicing Agreement)."

        18. Section 8.1a. of the Loan Agreement is hereby further amended to read in its entirety as follows:
      "a. Borrower shall fail to make any payment of principal of, or interest on or any other amount owing in respect of, the Note, the Second Note, the Bridge Capital Note, any instrument or document evidencing any Permitted Working Capital Advance or any of the other Obligations when due and payable or declared due and payable, EXCEPT THAT (1) with respect to any mandatory payment of principal or interest owing under SECTION 2.6 or SECTION
2.8 of this Agreement, such failure shall have remained unremedied for a period of ten (10) days after notice by Lender or Bridge Capital Lender to Borrower (provided that Lender or Bridge Capital Lender shall only be required to send two such notices to Borrower in any calendar year, and after two such notices in such calendar year, merely the passage of ten days shall be required to cause the occurrence of an Event of Default during such calendar year), and (2) with respect to any other amount payable to Lender or Bridge Capital Lender under any Loan Document, such failure to pay shall have remained unremedied for a period of fifteen (15) days after Borrower has received notice of such failure from Lender or Bridge Capital Lender. For purposes of this Section 8.1a., and notwithstanding anything to the contrary set forth in the Loan Agreement, so long as any obligations of Borrower remain



                                        11

outstanding to either of the NPM Parties (other than obligations arising solely from the indemnification provisions set forth in the Servicing Agreement), Lender shall have the sole right to give (or not give) any notice to be given (or not given) by either or both of Lender or Bridge Capital Lender pursuant to this Section 8.1, and the giving (or not giving) of any such notice by Lender shall be effective and binding upon Borrower as if both Lender and Bridge Capital Lender had so acted."

        19. Section 8.2 of the Loan Agreement is hereby further amended to provide that, notwithstanding anything to the contrary set forth in the Loan Agreement, so long as any obligations of Borrower remain outstanding to either of the NPM parties (other than obligations arising solely from the indemnification provisions set forth in the Servicing Agreement), Lender shall have the sole right to take (or not taken) any and all actions to be taken (or not taken) by either or both of Lender or Bridge Capital Lender pursuant to this Section 8.2, and such actions so taken (or not taken) by Lender shall be effective and binding upon Borrower as if both Lender and Bridge Capital Lender had so acted.
        20. The Loan Agreement is hereby amended by adding a new Section 8.4 thereto as follows:
        "8.4 RIGHT TO DECLARE DEFAULT AND PURSUE REMEDIES. Notwithstanding anything to the contrary set forth in the Loan Agreement, Lender, so long as any obligations of Borrower remain outstanding to either of the NPM Parties (other than any obligations arising solely from the indemnification provisions set forth in the Servicing Agreement), Lender shall have the sole right to declare an Event of Default under the Loan Agreement and pursue remedial actions thereunder, and the taking and pursuing (or failure to take or pursue) any such actions by Lender shall be effective and biding upon Borrower as if both Lender and Bridge Capital Lender had so acted."

        21. Section 9.1e. of the Loan Agreement is hereby further amended to read in its entirety as follows:
       "e. No amendment or waiver of any provision of this Agreement, the Note, the Second Note, the Bridge Capital Note, any instrument or document evidencing any Permitted Working Capital Advance or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender or Bridge Capital Lender, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given,

                                        12
provided, however, that, notwithstanding anything to the contrary set forth in the Loan Agreement, so long as any obligations of Borrower remain outstanding to either of the NPM Parties (other than obligations arising solely from the indemnification provisions set forth in the Servicing Agreement), Lender shall have the sole right to take (or not take) any and all actions to be taken (or not taken) by either or both of Lender or Bridge Capital Lender or to give (or refuse) any and all amendments, waivers or consents to be given (or refused) by either or both of Lender or Bridge Capital Lender, pursuant to this Section 9.1e., and such actions so taken (or not taken) or amendments, waivers or consents so given (or refused) by Lender shall be effective and binding upon Borrower as if both Lender and Bridge Capital Lender had so acted; provided, further, that, Lender may not unilaterally amend the Bridge Capital Note or the Loan Agreement without the prior written consent of Bridge Capital Lender".

        22. Section 9.3 of the Loan Agreement is hereby further amended to provide that, notwithstanding anything to the contrary set forth in the Loan Agreement, so long as any obligations of Borrower remain outstanding to either of the NPM Parties, other than obligations arising solely under the indemnification provisions of the Servicing Agreement), Lender shall have the sole right to take (or not take) any and all actions to be taken (or not taken) by either or both of Lender or Bridge Capital Lender or to give (or refuse) any and all consents to be given (or refused) by either or both of Lender or Bridge Capital Lender, pursuant to this Section 9.3, and such actions so taken (or not taken) or consents so given (or refused) by Lender shall be effective and binding upon Borrower as if both Lender and Bridge Capital Lender had so acted.
        23. Section 9.8 of the Loan Agreement is hereby further amended to provide that as between Lender and Bridge Capital Lender, if any provision in the Loan Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, including the Subordination Agreement, the provision contained in the Subordination Agreement shall govern and control.
        24. Section 9.10 of the Loan Agreement is hereby further amended to add the following Subsection c. thereto as follows:
                                        13
        " c.  If to Bridge Capital, at:
              Bridge Capital, LLC
              450 Park Avenue
              New York, New York  10017

              with a copy to:

              Skadden Arps Slate Meagher & Flom LLP
              919 Third Avenue
              New York, New York  10022
              Attn:  Patrick Foye, Esq."

        25.  Section 9.20 of the Loan Agreement is hereby further amended to
(a) add the phrase "Subject to the Subordination Agreement," at the beginning of each sentence in this Section.
      26. To induce Bridge Capital Lender to enter into this Fourth Amendment, Borrower hereby represents, warrants and covenants to Bridge Capital Lender that:
       (a) the execution and delivery of this Fourth Amendment and any other documents or instruments executed and delivered in connection herewith, including, without limitation, the Bridge Capital Note, do not violate (i) any provision of Borrower's charter or by-laws, (ii) any agreement or undertaking to which Borrower is a party or by which Borrower or any of its assets is bound or (iii) any Law affecting Borrower or its operations;

       (b) each of this Fourth Amendment and the Bridge Capital Note has been approved by all necessary corporate action on the part of Borrower and each constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that such validity, binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other Laws affecting creditors' rights generally from time to time in effect and by general equitable principles;

        (c) Schedule C hereto sets forth all Liens currently encumbering any of the Collateral. With the exception of the Liens set forth on Schedule C hereto, Borrower owns the Collateral free and clear of all Liens and other encumbrances, other than Permitted Encumbrances;

     (d) Schedule D hereto sets forth all documents and instruments evidencing any obligations owing by Borrower to the NPM Parties as of the date of this Fourth Amendment; correct and complete copies of all such documents having been made available by Borrower to Bridge Capital Lender; and

        (e) Schedule E hereto sets forth all other obligations of Borrower (other than those owing to the NPM Parties) as of September 30, 1997.

        27. As a further inducement for Bridge Capital Lender to enter into this Fourth Amendment, Borrower hereby covenants that at any time while any obligations of Borrower are owing to Bridge Capital Lender, Borrower will not, without the prior written consent of Bridge Capital Lender (i) enter into any transaction (except as otherwise contemplated by the Loan Agreement and the Servicing Agreement) with any Affiliate of Borrower or (ii) increase the principal amount of, or interest rate (or default interest rate) charged with respect to, or extend the stated maturity date of, any Senior Debt.
        28. As a condition to Bridge Capital Lender's entering into this Fourth Amendment, Borrower shall cause its counsel (which may be Borrower's in-house General Counsel) to deliver an opinion to Bridge Capital Lender covering the matters enumerated in subparagraphs 26(a) and 26(b) hereof.
        29. (a) Bridge Capital Lender hereby acknowledges that Lender is not acting as Bridge Capital Lender's agent with respect to the consummation of the transactions contemplated by this Fourth Amendment or with respect to enforcing Bridge Capital Lender's rights under this Fourth Amendment or any other Loan Document.

           (b) Notwithstanding any provision to the contrary elsewhere in this Agreement, Lender shall not have any express or implied duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with Bridge Capital Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Lender or NPO.

            (c) Neither Lender nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates (other than Borrower) shall be (i) liable to Bridge Capital Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document or (ii) responsible in any manner to Bridge Capital Lender for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Lender under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Bridge Capital Note or any other Loan Document or for any failure of Borrower to perform its obligations hereunder or thereunder. Lender shall not be under any obligation to Bridge Capital Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower.

           (d) Except for notices, reports and other documents expressly required to be furnished to Bridge Capital Lender by Lender hereunder, Lender shall not have any duty or responsibility (express or implied) to provide Bridge Capital Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Borrower which may come into the possession of Lender, NPO or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

              (e) Bridge Capital Lender acknowledges that it has made its own independent credit and legal analyses and decision to enter into this Fourth Amendment and is not relying on any representations or warranties made by Lender in entering into this Agreement. Bridge Capital Lender (i) acknowledges that it has received copies of the Loan Documents, together with copies of the most current financial statements of Borrower, and such other documents and information as it has deemed appropriate to make its own independent credit and legal analyses and decision to enter into this Agreement; and (ii) agrees that it will, independently and without reliance upon Lender or NPO and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Documents.

            30. So long as no Event of Default has occurred and is continuing under the Loan Agreement, Bridge Capital Lender agrees to respond expeditiously to the reasonable request of Lender and/or Borrower (or any title company retained by Lender or Borrower), and to give its consent to the release of the Lien granted hereunder by Borrower to Bridge Capital Lender with respect to any Collateral that Borrower desires to sell or otherwise dispose of in the ordinary course of its business and as otherwise contemplated in the Loan Agreement, so that Borrower may sell, transfer, assign or otherwise deal with such Collateral or any part thereof free of the Lien granted hereunder to Bridge Capital Lender.

        31. (a) Nothing in this Fourth Amendment, express or implied, shall give to any Person, other than the parties to this Fourth Amendment and their successors and assigns hereunder, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in subparagraph 31(b) below.

           (b) Notwithstanding any provision herein to the contrary, the parties to this Fourth Amendment agree that is appropriate, in furtherance of the intent of such parties as set forth herein, that NPO receive the benefits of this Fourth Amendment as an intended third party beneficiary of this Fourth Amendment. Consequently, Borrower and Bridge Capital Lender shall have the same obligations to NPO under this Fourth Amendment as if NPO were a party to this Fourth Amendment.

       32. Notwithstanding any provision herein to the contrary, Bridge Capital Lender, on behalf of itself and its successors and assigns, hereby covenants that neither it nor they will, directly or indirectly, sell, negotiate, pledge or otherwise transfer or assign (collectively, a "Disposition") any portion of the Bridge Capital Note or any of Bridge Capital Lender's rights or privileges under the Loan Agreement to any person, PROVIDED, HOWEVER, that a Disposition of all or any portion of the Bridge Capital Note or Bridge Capital Lender's rights or privileges under the Loan Agreement shall be permitted if disposed (i) to a Person which is controlled, directly or indirectly, by Messrs. Ronald Kravit and/or Jeffrey Citrin or (ii) as a part of the sale of all or substantially all of the assets or capital stock of Bridge Capital Lender.
        33. Except as otherwise expressly modified or amended herein or in any other document or agreement concurrently executed by Borrower, Bridge Capital Lender and/or the NPM Parties, the Loan Agreement, the other Loan Documents and the Servicing Agreement are hereby ratified, confirmed and affirmed in all respects.

        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers and partners thereunto duly authorized, as of the date first above written.

                                     DVL, INC.

                                By:  /s/ Daniel Baldwin
                                     ______________________________
                                     Name:  Daniel Baldwin
                                     Title: Vice President and
                                            General Counsel


                                     NPM CAPITAL LLC

                                     By: Pembroke Capital LLC, its Manager

                                By:  /s/ Lawrence J. Cohen
                                     ______________________________
                                     Name:  Lawrence J. Cohen
                                     Title: General Manager


                                     NPO MANAGEMENT LLC

                                     By: Omni Partnership Capital, Inc.

                                By:  /s/ Jay Chazanoff
                                     ______________________________
                                     Name:  Jay Chazanoff
                                     Title: President


                                     BRIDGE CAPITAL, LLC

                                By:  /s/ Ronald Kravit
                                     ______________________________
                                     Name:  Ronald Kravit
                                     Title: Manager